FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549



                                 Current Report

                       Pursuant to Section 13 or 15 (d) of
                       The Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): February 15, 1999


                           Allied Research Corporation
             (Exact name of registrant as specified in its charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)

             0-2545                                  04-2281015
     (Commission File Number)           (I.R.S. Employer Identification No.)



      8000 Towers Crescent Drive, Suite 750, Vienna, Virginia        22182
        (Address of Principal Executive Offices)                   (Zip Code)

        Registrant's Telephone Number, including area code (703) 847-5268


                                 Not Applicable
          (Former name or former address, if changed since last report)

Item 5: On February 15, 1999, the Board of Directors of Registrant, Allied Research Corporation (the "Company"), amended the by-laws of the Company as follows:

                         AMENDMENTS TO BY-LAWS (2/15/99)

         Amend Article VI, Section 1 by adding the following at the end thereof:
"The Board of Directors shall designate either the Chairman of the Board or the President as the Chief Executive Officer of the Corporation. In the event the Chairman of the Board is designated as the Chief Executive Officer of the Corporation, the President may be designated as the Chief Operating Officer of the Corporation, reporting directly to the Chairman of the Board/Chief Executive Officer."

         Eliminate Article VI, Section 3 and substitute in lieu thereof the following:

                           Section 3. Chief Executive Officer. The
                  Chief Executive Officer shall be a member of the Board of Directors of the Corporation. Subject to the direction of the Board of Directors, the Chief Executive Officer shall have and exercise direct charge of and general supervision over the business and affairs of the Corporation and shall perform all duties incident to the office of a Chief Executive Officer of a corporation, and such other duties as from time to time may be assigned to him by the Board of Directors.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        ALLIED RESEARCH CORPORATION


                                        By: /s/  W. Glenn Yarborough, Jr.
                                           ------------------------------------
Date:    February 22, 1999                  W. Glenn Yarborough, Jr., President